Exhibit 99.5

                         BENEFICIAL OWNER ELECTION FORM

I (we) acknowledge receipt of your letter and the enclosed materials relating to the offering of subscription rights ("Rights") to purchase shares of common stock (the "Common Stock") of Fidelity Federal Bancorp (the "Company").

In this form, I (we) instruct you whether to exercise Rights distributed with respect to the Common Stock held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the prospectus dated July 12, 2002 (the "Prospectus").

BOX 1. [ ] Please do not exercise Rights for shares of the Common Stock.

BOX 2. [ ] Please exercise Rights for shares of the Common Stock as set forth below:

--------------------------------------------------------------------------------------------------------
                               Number of Rights            Subscription Price Per Share  Payment
--------------------------------------------------------------------------------------------------------
Basic Subscription Privilege:   ___________ x              $2.00                         = $____________
                                                                                               (Line 1)
--------------------------------------------------------------------------------------------------------
Over-Subscription Privilege     ___________ x              $2.00                         = $____________
                                                                                               (Line 2)
--------------------------------------------------------------------------------------------------------

By exercising the Over-Subscription Privilege, I (we) hereby represent and certify that I (we) have fully exercised my (our) Basic Subscription Privilege received in respect of shares of Common Stock held in the below-described capacity.

Total Payment Required = $________________
(Sum of Lines 1 and 2; must equal total of amounts in Boxes 3 and 4).

BOX 3. [ ] Payment in the following amount is enclosed: _______________

BOX 4. [ ] Please deduct payment from the following account maintained by you as follows:

           ____________________      ______________________
             Type of Account                Account No.

           Amount to be deducted: $_________________

Date: _______________, 2002          ______________________________ Signature